UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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North State Bancorp

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2005

To The Shareholders of North State Bancorp:

The Annual Meeting of Shareholders of North State Bancorp, a North Carolina corporation, will be held at Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on Tuesday, May 10, 2005 at 4:30 p.m. for the following purposes:

•	to elect five Class II Directors to serve for three-year terms expiring in 2008;

•	to ratify the appointment of Dixon Hughes PLLC, Sanford, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on March 18, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report to Shareholders and our Form 10-KSB for the fiscal year ended December 31, 2004.

IMPORTANT — YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Larry D. Barbour,
President and Chief Executive Officer

Raleigh, North Carolina

April 8, 2005

NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 10, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of North State Bancorp, a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, at 4:30 p.m. on Tuesday, May 10, 2005, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 11, 2005.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Stacey Koble, Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the five Class II Director nominees identified herein;

(2)	FOR ratification of the appointment of Dixon Hughes PLLC, Sanford, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

(3)	in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

In accordance with North Carolina law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions, withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of auditors.

Record Date

Only the holders of record of our common stock at the close of business on the record date, March 18, 2005, are entitled to notice of and to vote at the meeting. On the record date, 2,366,041 shares of our common stock were outstanding. Shareholders are entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each year, one class is elected to serve for three years. At our annual meeting, five Class II directors will be elected for a term of three years, expiring in 2008, or until their successors are elected and qualified. The Class II directors standing for re-election in 2005 and their respective biographical summaries are:

Nominees

Name	Age (as of 02/28/05)	Business Experience For Last Five Years
Larry D. Barbour	55	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Charles T. Francis	41	Partner/Attorney, Francis & Austin, PLLC, Raleigh, North Carolina.

Ambassador Jeanette W. Hyde	66	Private Investments, Raleigh, North Carolina, since 1998; prior to that, U.S. Ambassador to Barbados and the Eastern Caribbean Countries, since 1994.

Brig. Gen. (Retired) Gary H. Pendleton	57	President/Owner, Preferred Planning & Insurance, Inc., Raleigh, North Carolina.

Fred J. Smith, Jr.	62	President, Fred Smith Company (real estate development), Raleigh, North Carolina; Managing Member, Sunbelt Golf Group, LLC (golf course development), Raleigh, North Carolina; Counsel, Smith Debnam Narron Wyche Story and Myers, LLP, Raleigh, North Carolina.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Shareholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the Class II director nominees listed above.

PROPOSAL NO. 2 —

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Sanford, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. The Board of Directors has ratified this appointment and recommends that the shareholders ratify this appointment. Dixon Hughes PLLC has audited our consolidated accounts since we were formed in June 2002, and has audited the accounts of our subsidiary, North State Bank, since it began operations in June 2000, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or our subsidiary in any capacity other than that of serving as independent registered public accounting firm. Representatives of Dixon Hughes PLLC are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Votes Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Dixon Hughes PLLC. Your vote may be cast for or against or you may abstain from voting on this proposal. If the appointment of Dixon Hughes PLLC is not ratified by the shareholders, the Audit Committee will reconsider its selection.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of February 28, 2005 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed under “Executive Compensation — Summary Compensation” below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after February 28, 2005 for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Applicable percentages are based on 2,366,041 shares outstanding on February 28, 2005.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned
Forrest H. Ball (1)	70,844	3.0%
Larry D. Barbour (2)	62,757	2.6
James C. Branch (3)	27,238	1.2
Charles T. Francis (4)	25,905	1.1
Glenn E. Futrell (5)	89,638	3.8
C. Thomas Hendrickson (6)	83,762	3.5
Jeanette W. Hyde (7)	37,922	1.6
J. Keith Keener, M.D. (8)	86,229	3.6
Hon. Burley B. Mitchell, Jr. (9)	17,251	*
Barry W. Partlo (10)	2,374	*
Gary H. Pendleton (11)	25,182	1.1
W. Harold Perry (12)	112,880	4.7
Nutan T. Shah (13)	97,646	4.1
Fred J. Smith, Jr. (14)	440,373	18.5
Jack M. Stancil (15)	37,141	1.6
George C. Venters, M.D. (16)	45,155	1.9
Walter G. Rogers (17)	1,433	*
Judy M. Stephenson (18)	33,676	1.4
Sandra A. Temple (19)	19,898	*
Kirk A. Whorf (20)	19,592	*
All directors and executive officers as a group (20 persons) (21)	1,336,896	50.0%

*	Less than 1%.

(1)	Includes 14,611 shares of common stock obtainable upon exercise of stock options.

(2)	Includes 55,104 shares of common stock obtainable upon exercise of stock options.

(3)	Includes 13,154 shares of common stock obtainable upon exercise of stock options and 6,124 shares of common stock held by Mr. Branch’s minor children.

(4)	Includes 10,721 shares of common stock obtainable upon exercise of stock options and 11,204 shares held jointly by Mr. Francis and his wife.

(5)	Includes 9,003 shares of common stock obtainable upon exercise of stock options and 24,000 shares of common stock held by Mr. Futrell’s wife.

(6)	Includes 29,918 shares of common stock obtainable upon exercise of stock options 38,267 shares of common stock held jointly by Mr. Hendrickson and his wife and 1,713 shares held by Mr. Henderickson’s wife.

(7)	Includes 7,309 shares of common stock obtainable upon exercise of stock options.

(8)	Includes 16,652 shares of common stock obtainable upon exercise of stock options and 68,046 shares held by a limited partnership of which Mr. Keener is a partner.

(9)	Includes 6,222 shares of common stock obtainable upon exercise of stock options.

(10)	Includes 843 shares of common stock obtainable upon exercise of stock options.

(11)	Includes 9,486 shares of common stock obtainable upon exercise of stock options and 14,165 shares held by Mr. Pendleton’s company.

(12)	Includes 16,142 shares of common stock obtainable upon exercise of stock options, 81,125 shares of common stock held jointly by Mr. Perry and his wife and 15,307 shares of common stock held by a partnership of which Mr. Perry is a partner.

(13)	Includes 13,154 shares of common stock obtainable upon exercise of stock options, 34,440 shares held by Mr. Shah’s wife and 15,307 shares held by a partnership of which Mr. Shah is a partner.

(14)	Includes 19,816 shares of common stock obtainable upon exercise of stock options, 7,654 shares held by Mr. Smith’s wife, 1,531 shares held by Mr. Smith’s child and 84,869 shares held by his company.

(15)	Includes 11,455 shares of common stock obtainable upon exercise of stock options.

(16)	Includes 6,888 shares of common stock obtainable upon exercise of stock options and 15,307 shares held jointly by Dr. Venters and his wife.

(17)	Includes 920 shares of common stock obtainable upon exercise of stock options and 513 shares owned by Mr. Rogers’ wife.

(18)	Includes 30,614 shares of common stock obtainable upon exercise of stock options.

(19)	Includes 18,368 shares of common stock obtainable upon exercise of stock options.

(20)	Includes 19,592 shares of common stock obtainable upon exercise of stock options.

(21)	Includes information contained in (1) – (20).

To our knowledge, no individual shareholder beneficially owned more than 5% of our issued and outstanding common stock on February 28, 2005, with the exception of director Fred J. Smith, Jr. who beneficially owned 420,557 shares, constituting approximately 17.8% of our issued and outstanding common stock, excluding options on 19,816 shares that may be exercised within 60 days of February 28, 2005.

Other Directors

Class III Directors – Term Expiring 2006

Name	Age (as of 02/28/05)	Business Experience For Last Five Years
James C. Branch	53	President, Nova Development Group (real estate development), Raleigh, North Carolina, since 1981.

Glenn E. Futrell	63	President/Owner, Roanoke Properties Limited Partnership (real estate development), Manteo, North Carolina, since 1984; since May 2003, director of Waste Industries USA, Inc., a publicly traded waste management company headquartered in Raleigh, North Carolina.

J. Keith Keener, M.D.	55	Senior Partner, Wake Nephrology Associates, Physician, Raleigh, North Carolina, since 1983.

W. Harold (Hal) Perry	55	Broker/Owner, RE/Max United; Managing Partner, Real Estate Marketing & Consulting, Inc. (real estate brokerage and development), Raleigh, North Carolina, since 1993.

Jack M. Stancil	63	Vice President, Stancil & Company, Certified Public Accountants, Raleigh, North Carolina, since 1975.

Class I Directors – Term Expiring 2007

Name	Age (as of 02/28/05)	Business Experience For Last Five Years
Forrest H. Ball	61	President, Hartwell Realty, Inc. (real estate sales and development), Garner, North Carolina since 1986; President, Dean Ball Farms, Inc. (agriculture) since 1989.

C. Thomas Hendrickson	48	C. Thomas Hendrickson, Attorney at Law; Principal, Hendrickson Properties (real estate investments), Raleigh, North Carolina.

Honorable Burley B. Mitchell, Jr.	64	Member/Attorney, Womble Carlyle Sandridge & Rice, PLLC, Raleigh, North Carolina, since 1999; Prior to that, Chief Justice, North Carolina Supreme Court, Raleigh, North Carolina, since February 1982.

Barry W. Partlo	46	President/Owner, Direct Distributors, Inc., Garner, North Carolina.

Nutan T. Shah	59	President and Chief Executive Officer, Nine Points, Inc. (real estate development and hotel management), Raleigh, North Carolina since 1997.

George C. Venters, M.D.	59	George C. Venters, M.D., P.A., Bone & Joint Surgery Clinic, Orthopedic Surgeon, Raleigh, North Carolina, since 1976.

Director Compensation

In fiscal 2004, our directors received a $1,000 annual retainer, except for the Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Loan Committee who received annual retainers of $2,500, $2,500 and $1,500, respectively. Directors also received $250 for each Board meeting attended, $250 for each Executive Committee meeting attended and $150 for each committee meeting other than Executive Committee meetings that they attended. In fiscal 2005, our directors will receive a $1,000 annual retainer, except for the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Loan Committee and the Chairman of the Executive Committee who will receive annual retainers of $3,500, $3,500, $2,500 and $1,000, respectively. Directors also will receive $250 for each Board meeting attended, $350 for each Executive Committee meeting attended and $250 for each committee meeting other than Executive Committee meetings that they attend. Annual retainers will be forfeited by a director if he or she attends less than 80% of the meetings of the Board and any committees on which he or she serves.

In December 2001, we implemented a non-qualifying deferred compensation plan for directors. Under the plan, a participating director may elect to defer receipt of all or a portion of his or her director’s fees that would otherwise be payable in cash. At the end of each calendar year, the fees electively deferred during the year are converted, using a formula based upon 125% of the dollar amount of fees deferred and the fair value of our common stock at the beginning of the year, into a hypothetical number of shares, or phantom shares, credited to the participating director’s account. The then current value of all phantom shares accumulated under the plan is payable in cash to the participating director, or to his or her designated beneficiary, upon retirement, disability or death. During 2004, a total provision of $257,000 was charged to expense to provide for future obligations payable under this plan.

Our directors are eligible to be granted stock options under our Stock Option Plan for Non-Employee Directors. No options were granted in 2004. In 2000, we granted to our directors stock options for an aggregate of 198,985 shares of our common stock.

Board of Director Meetings

The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2004, the Board of Directors held six formal meetings. Each person who was a director during 2004 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he or she served, except for Glenn E. Futrell and Jeannette W. Hyde, who missed 33% and 30%, respectively, of the meetings due to conflicting business and other obligations.

As a community banking organization, we strongly encourage all of our directors to attend our annual meetings of shareholders. At the 2004 annual meeting, 12 of our 16 directors were in attendance.

Committees

We have an Executive Committee and an Audit Committee and, beginning in fiscal 2005, a Compensation Committee.

Executive Committee. The Executive Committee is composed of directors Ball, Barbour (Chairman), Francis, Hendrickson, Keener, Perry, Smith and Stancil. The Executive Committee has the power to act on behalf of the full Board of Directors in nearly all matters concerning our operations.

The Executive Committee also serves as the Nominating Committee, and, in this capacity, recommends to the Board the names of persons to be considered for nomination and election to the Board.

The Executive Committee also addresses the performance, compensation and other personnel matters as they relate to our President and Chief Executive Officer. The Executive Committee held 12 meetings in 2004.

Audit Committee. The Audit Committee is composed of directors Stancil (Chairman), Hyde, Francis, Mitchell and Shah, none of whom are our employees. The Audit Committee is responsible for the hiring and retention of our independent auditors, reviews the findings of external audits and examinations, provides general oversight of the internal audit function, evaluates the adequacy of our insurance coverage and reviews the activities of our regulatory compliance efforts. The Audit Committee held four meetings in 2004.

Executive Officers

The following table sets forth certain information concerning our executive officers as of February 28, 2005:

Name	Age (as of 02/28/05)	Position with North State Bank and Business Experience for Last Five Years
Larry D. Barbour	55	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Walter G. Rogers	57	Senior Vice President and Chief Credit Officer, North State Bank, Raleigh, North Carolina since April 2004; Vice President and Senior Loan Administration Officer, North State Bank, Raleigh, North Carolina from March 2003 to March 2004; Personal and Business Banking Manager, RBC Centura Bank, Garner and Fuquay-Varina, North Carolina from February 2000 to March 2003; prior to that, Manager/Special Assets, Collections and Loan Operations, Triangle Bank, Raleigh, North Carolina, from 1990 to February 2000.

Judy M. Stephenson	59	Executive Vice President, Business Development, Commercial Lending, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Triangle Bank, Raleigh, North Carolina, since April 1989.

Sandra A. Temple	53	Chief Operations Officer, Senior Vice President and Corporate Secretary, North State Bank, Raleigh, North Carolina, since March 2000; prior to that, Vice President/Cash Management, Triangle Bank, Raleigh, North Carolina, since December 1998; prior to that, Vice President, First-Citizens Bank & Trust, Raleigh,

North Carolina, since March 1998; prior to that, Vice President/Branch Operations, Triangle Bank, Raleigh, North Carolina, since December 1987.

Kirk A. Whorf	47	Chief Financial Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; Chief Financial Officer and Senior Vice President, North State Bank, Raleigh, North Carolina, since March 2000; prior to that, Senior Vice President/Funds Manager, Triangle Bank, Raleigh, North Carolina, since 1995.

Executive Compensation

Summary Compensation

The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 2002, 2003 and 2004 to our Chief Executive Officer and our other executive officer and our subsidiary’s executive officers who earned at least $100,000 in the respective fiscal year. We refer to these executive officers as the Named Executive Officers.

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation (1)
Name and Principal Position		Salary		Bonus		Securities Underlying Stock Options
Larry D. Barbour President and Chief Executive Officer	2004 2003 2002	$ $ $	195,000 175,000 150,000	$ $ $	100,000 30,000 75,000	— — —	$ $ $	29,635 21,786 20,011

Walter G. Rogers(2)	2004 2003	$ $	92,567 80,000	$ $	24,000 2,000	4,600 —		— —

Judy M. Stephenson Executive Vice President, Business Development, Commercial Lending	2004 2003 2002	$ $ $	110,000 110,000 110,000	$ $ $	16,800 4,000 22,000	— — —	$ $	12,000 2,000 —

Kirk A. Whorf Chief Financial Officer and Senior Vice President	2004 2003 2002	$ $ $	100,000 92,000 92,766	$ $ $	25,000 7,000 16,000	— — —		— — —

Sandra A. Temple Chief Operations Officer and Senior Vice President	2004 2003 2002	$ $ $	100,000 91,000 85,000	$ $ $	30,000 7,500 19,000	— — —		— — —

(1)	These amounts represent primarily life insurance premiums paid by us on behalf of executive officers and automobile allowances.

(2)	Mr. Rogers was first employed by us in March 2003.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

In March 2004, we granted a stock option for 4,600 shares to Walter G. Rogers with an exercise price of $13.91 and an expiration date of March 10, 2014. We did not grant any stock options during the year ended December 31, 2004 to the other Named Executive Officers.

The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 2004:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise(#)	Value Realized($)		Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In- the-Money Options At December 31, 2004($)(1)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Larry D. Barbour	- 0 -	$	- 0 -	55,104	13,776	$981,402	$245,351
Walter G. Rogers	- 0 -	$	- 0 -	920	3,680	$10,203	$40,811
Judy M. Stephenson	- 0 -	$	- 0 -	30,614	7,654	$545,235	$136,318
Kirk A. Whorf	- 0 -	$	- 0 -	19,592	4,897	$348,934	$87,216
Sandra A. Temple	- 0 -	$	- 0 -	18,368	4,592	$327,134	$81,784

(1)	Market value of our common stock at December 31, 2004 ($25.00 per share), based on the closing price of our common stock on December 31, 2004, minus the exercise price. Options are considered in-the-money if the market value of the shares covered thereby is greater than the exercise price.

Employment and Change in Control Agreements

We have entered into an employment agreement with Larry D. Barbour, our President and Chief Executive Officer. Under the terms of this agreement, we agreed to employ Mr. Barbour until May 30, 2003. The agreement automatically renewed on June 1, 2003 for an additional year, and will renew automatically every year thereafter, unless notice is given by us or Mr. Barbour at least 30 days before the renewal date. For fiscal 2005, Mr. Barbour’s annual salary is $220,000. If we terminate Mr. Barbour except for cause, he would receive three years of his most recent salary and bonus. In the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of Mr. Barbour, he would receive three times his most recent salary and bonus, and the continuation of health and other insurance benefits until age 65.

We also have entered into an agreement with each of Judy M. Stephenson, Kirk A. Whorf and Sandra A. Temple whereby in the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of the officer, each agreement provides for the payment of three times the officer’s most recent salary and bonus, and the continuation of health and other insurance benefits for three years after termination, except for Ms. Stephenson who would receive benefit coverage until her retirement, as defined in the agreement. Continuation of the health and other insurance benefits will cease if the officer finds other employment that provides coverage.

Transactions with Management

We have had, and expect to have in the future, banking transactions in the ordinary course of business with our executive officers, directors and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with third parties. In the opinion of our management, these transactions have not and will not involve more than the normal risk of collectibility or present other unfavorable features. All such outstanding loans were current and in good standing on December 31, 2004. These loans were made in compliance with federal banking regulations and therefore are allowed to be made under the provisions of the Sarbanes-Oxley Act of 2002.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2004 with management. The Audit Committee has discussed with Dixon Hughes PLLC, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Dixon Hughes required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Dixon Hughes its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-KSB for fiscal 2004.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented, although our common stock is not listed on Nasdaq. The Board of Directors also has determined that Jack M. Stancil is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-B. The Audit Committee recommended and the Board of Directors approved in 2002 the current Audit Committee charter, which was provided in our proxy statement for our 2003 annual meeting of shareholders.

Audit Fees. Dixon Hughes billed us aggregate fees of $47,356 for professional services rendered for the audit of our annual consolidated financial statements for fiscal year 2004 and for reviews of the consolidated financial statements included in our quarterly reports for the first three quarters of fiscal 2004 that were filed with the SEC. These fees totaled $41,947 in fiscal year 2003.

Audit-Related Fees. Dixon Hughes billed us aggregate fees of $10,810 for assurance and related services that were reasonably related to their performance of their audit and review of our quarterly financial statements. These services consisted of services, conferences, research and assistance relating to Federal Home Loan Bank collateral verification and accounting consultations. These fees totaled $5,088 in fiscal year 2003.

Tax Fees. Dixon Hughes billed us aggregate fees of $7,628 for professional services rendered in fiscal 2004 for tax services. These fees resulted primarily from services rendered for the preparation of our tax returns. These fees totaled $5,105 in fiscal year 2003.

All Other Fees. We did not engage Dixon Hughes in fiscal 2003 or 2004 to perform any services for financial information systems design or implementation or for any other services.

The Audit Committee of the Board of Directors considered all of the above activities to be compatible with the maintenance of Dixon Hughes’ independence. The Audit Committee discussed these services with Dixon Hughes and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Dixon Hughes as discussed above, as required by SEC regulation.

Submitted by:	The Audit Committee

Jack M. Stancil, Chairman
Charles T. Francis
Jeannette W. Hyde
Hon. Burley B. Mitchell, Jr.
Nutan T. Shah

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2004, except for a report of Walter G. Rogers due on June 7, 2004 that was filed on June 10, 2004 for the purchase of 325 shares.

CORPORATE GOVERNANCE

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. In addition, as required by SEC regulations, we have adopted a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions for our company.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 12, 2005. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and the Board of Directors directs the close attention of interested shareholders to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to February 24, 2006. Proposals should be mailed to the Corporate Secretary, 4270 The Circle at North Hills, Raleigh, North Carolina 27609.

DIRECTOR NOMINATIONS

The Executive Committee serves as the nominating committee. Because the Executive Committee serves in this function there is no nominating committee charter. Members of the committee are appointed by the Board. The committee is composed of Directors Ball, Barbour (Chairman), Francis, Hendrickson, Keener, Perry, Smith and Stancil, all of whom are considered by the Board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15), except Mr. Barbour, our Chief Executive Officer and President.

The committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the shareholders and any director nominees to be elected by the Board to fill interim director vacancies. In addition, this committee addresses general corporate governance matters on behalf of the Board. The committee also reviews the composition and function of the Board as a whole.

The committee considers the following criteria in selecting nominees; personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

To identify nominees, the committee will rely on personal contacts as well as its knowledge of members of the local communities. We have not previously used an independent search firm to identify nominees.

The committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder may submit a nomination for director by delivering to the Corporate Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of our common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may communicate with the Board by writing to Larry D. Barbour, our President and Chief Executive Officer, at North State Bancorp, 4270 The Circle at North Hills, Raleigh, North Carolina 27609. Mr. Barbour will relay such communications to the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTH STATE BANCORP

4270 The Circle at North Hills

Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 10, 2005

The undersigned hereby appoints C. Thomas Hendrickson and Jack M. Stancil and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of North State Bancorp, a North Carolina corporation, held of record by the undersigned on March 18, 2005, at the Annual Meeting of Shareholders to be held at Carolina Country Club, 2500 Glenwood Avenue, Raleigh, North Carolina, on May 10, 2005 at 4:30 p.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1)	Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES

STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

Larry D. Barbour	Charles T. Francis	Ambassador Jeanette W. Hyde
Brig. Gen. (Retired) Gary H. Pendleton	Fred J. Smith, Jr.

(2)	To ratify the appointment of Dixon Hughes PLLC as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2005:

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

(3)	In their discretion, to vote upon such other matters as may properly come before the meeting:

☐	GRANT AUTHORITY	☐	WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT’S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Signature

Signature, if held Jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date: , 2005

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.